UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

Garmin Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	0-31983 (Commission File Number)	98-0229227 (I.R.S. Employer Identification No.)

P.O. Box 10670, Grand Cayman KY1-1006
Suite 3206B, 45 Market Street, Gardenia Court
Camana Bay, Cayman Islands
 (Address of principal executive office)(Zip Code)

(345) 640-9050
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2010, the Company issued a press release announcing a proposal to change the Company's place of incorporation from the Cayman Islands to Switzerland pursuant to a scheme of arrangement ("Scheme of Arrangement") under Cayman Islands law, which, upon effectiveness, would result in a newly formed Swiss company, also called Garmin Ltd., that would replace the existing Cayman Islands company as the ultimate public holding company of the Garmin group.  The Scheme of Arrangement requires the approval of the shareholders of the Company and the Grand Court of the Cayman Islands.

Also in that press release, the Company announced that its board of directors approved the payment of a 2010 annual cash dividend in the amount of $1.50 per share, a one-time increase from $0.75 per share. The dividend is payable to shareholders of record on April 15, 2010 and will be paid on April 30, 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated March 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Garmin Ltd.

By:	/s/ Andrew R. Etkind
Andrew R. Etkind Vice President, General Counsel and Secretary

Date: March 17, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 17, 2010